United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 14, 2009 (December 9, 2009)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2009, the stockholders of Comtech Telecommunications Corp. (the "Company"), voting at the Company's Annual Meeting of Stockholders, approved amendments to the Company's 2000 Stock Incentive Plan (the "Plan") (i) increasing by 2,375,000 the number of shares of the Company's Common Stock subject to awards under the Plan or with respect to which awards may be granted under the Plan; (ii) changing the individual participant limits for performance unit awards; (iii) extending the term of the Plan until October 19, 2019; and (iv) reapproving the material terms of performance criteria under the Plan.

Item 8.01 Other Events.

Also, at the Company's Annual Meeting of Stockholders, the stockholders of the Company (i) reelected Richard L. Goldberg and Robert G. Paul as directors for three-year terms ending in 2012; and (ii) ratified the selection of KPMG LLP as the Company's independent registered public accounting firm for its 2010 fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: December 14, 2009

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer